EXHIBIT 3
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
 ______________________________
ARTICLES OF INCORPORATION AND BY-LAWS
The following documents of Navistar International Corporation are incorporated herein by reference:

3.7
Certificate of Elimination of 220,000 shares of Preferred Stock, par value $1.00 per share, as Junior Participating Preferred Stock, Series A. Filed as Exhibit 3.1 to Form 8-K dated December 10, 2014 and filed on December 11, 2014. Commission File No. 001-09618.